Exhibit 99.1

Janus Henderson Group plc Reports Second Quarter 2024 Results

●

Solid investment performance, with 69%, 63%, 66%, and 84% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of June 30, 2024

●	Second quarter 2024 net inflows of US$1.7 billion reflect net inflows in Intermediary and Institutional

●	Second quarter 2024 diluted EPS of US$0.81 and adjusted diluted EPS of US$0.85, an increase of 50% and 37% year over year, respectively

●	AUM increased 3% quarter over quarter and 12% year over year to US$361.4 billion as of June 30, 2024

●	Returned US$97 million in capital to shareholders through dividends and share buybacks in second quarter 2024; Board of Directors ("Board") declared a quarterly dividend of US$0.39 per share

●	Closed the previously announced acquisition of Tabula Investment Management on July 1, 2024

LONDON — Janus Henderson Group plc (NYSE: JHG; “JHG," "Janus Henderson,” or the “Company”) published its second quarter 2024 results for the period ended June 30, 2024. Second quarter 2024 operating income was US$164.3 million compared to US$119.2 million in the first quarter 2024 and US$117.9 million in the second quarter 2023. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$164.7 million in the second quarter 2024 compared to US$128.2 million in the first quarter 2024 and US$121.5 million in the second quarter 2023.

Second quarter 2024 diluted earnings per share of US$0.81 compared to US$0.81 in the first quarter 2024 and US$0.54 in the second quarter 2023. Adjusted diluted earnings per share of US$0.85 in the second quarter 2024 compared to US$0.71 in the first quarter 2024 and compared to US$0.62 in the second quarter 2023.

Ali Dibadj, Chief Executive Officer, stated:

"We are proud of the continued progress made this quarter, building on the progress of previous quarters. We are encouraged by consistently solid investment performance and positive net flows and believe it is another indication that our strategic plan is starting to bear fruit. The 37% year-over-year increase in adjusted diluted EPS and 570 basis point improvement in adjusted operating margin reflect robust operating leverage, and our healthy balance sheet and strong cash flow generation provides us the flexibility to continue to invest in the business—both organically and inorganically—as well as return cash to shareholders.

"We believe we are squarely on the path to delivering consistent results over the long term, and our results highlight areas of momentum in our business. While we are energized by the clear progress, we recognize there is more work to be done, and we remain focused on positioning Janus Henderson to deliver superior outcomes for our clients, employees, shareholders, and other stakeholders."

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	30 Jun	31 Mar	30 Jun
	2024	2024	2023
GAAP basis:
Revenue	588.4	551.7	516.5
Operating expenses	424.1	432.5	398.6
Operating income	164.3	119.2	117.9
Operating margin	27.9%	21.6%	22.8%
Net income attributable to JHG	129.7	130.1	89.8
Diluted earnings per share	0.81	0.81	0.54

Adjusted basis:
Revenue	458.3	426.8	401.9
Operating expenses	293.6	298.6	280.4
Operating income	164.7	128.2	121.5
Operating margin	35.9%	30.0%	30.2%
Net income attributable to JHG	135.2	114.4	102.0
Diluted earnings per share	0.85	0.71	0.62

SHARE REPURCHASE AND DIVIDEND

On July 31, 2024, the Board declared a second quarter dividend in respect of the three months ended June 30, 2024, of US$0.39 per share. Shareholders on the register on the record date of August 12, 2024, will be paid the dividend on August 28, 2024.

As part of the now completed US$150 million on-market share repurchase program approved by the Board in October 2023 and active US$150 million on-market share repurchase program approved by the Board in May 2024, JHG purchased approximately one million of its ordinary shares on the New York Stock Exchange (NYSE) in the second quarter, for a total outlay of approximately US$34 million.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client transfers.

Total comparative AUM and flows

	Three months ended
	30 Jun	31 Mar	30 Jun
	2024	2024	2023
Opening AUM	352.6	334.9	310.5
Sales	18.1	15.9	15.2
Redemptions	(16.4)	(18.9)	(15.7)
Net sales / (redemptions)	1.7	(3.0)	(0.5)
Market / FX	7.1	20.7	12.1
Closing AUM	361.4	352.6	322.1

Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 30 Jun 2023	199.5	65.9	47.7	9.0	322.1
Sales	5.7	4.8	1.0	0.3	11.8
Redemptions	(8.0)	(3.9)	(1.7)	(0.8)	(14.4)
Net sales / (redemptions)	(2.3)	0.9	(0.7)	(0.5)	(2.6)
Market / FX	(8.0)	(1.7)	(1.7)	0.2	(11.2)
Reclassifications	(1.3)	—	0.6	0.7	—
AUM 30 Sep 2023	187.9	65.1	45.9	9.4	308.3
Sales	6.0	6.9	1.0	0.5	14.4
Redemptions	(9.2)	(5.2)	(2.4)	(0.7)	(17.5)
Net sales / (redemptions)	(3.2)	1.7	(1.4)	(0.2)	(3.1)
Market / FX	20.4	4.7	4.4	0.2	29.7
AUM 31 Dec 2023	205.1	71.5	48.9	9.4	334.9
Sales	8.1	5.8	1.3	0.7	15.9
Redemptions	(9.2)	(5.7)	(2.1)	(1.9)	(18.9)
Net sales / (redemptions)	(1.1)	0.1	(0.8)	(1.2)	(3.0)
Market / FX	18.3	(1.0)	3.0	0.4	20.7
AUM 31 Mar 2024	222.3	70.6	51.1	8.6	352.6
Sales	7.0	8.3	1.6	1.2	18.1
Redemptions	(8.4)	(5.0)	(2.4)	(0.6)	(16.4)
Net sales / (redemptions)	(1.4)	3.3	(0.8)	0.6	1.7
Market / FX	5.3	0.5	1.3	—	7.1
Reclassification	—	0.1	(0.1)	—	—
AUM 30 Jun 2024	226.2	74.5	51.5	9.2	361.4

Average AUM by capability

	Three months ended
	30 Jun	31 Mar	30 Jun
	2024	2024	2023
Equities	220.8	212.7	193.4
Fixed Income	71.7	70.6	65.8
Multi-Asset	50.7	50.0	47.1
Alternatives	8.9	8.6	9.5
Total	352.1	341.9	315.8

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of June 30, 2024)

Capability	1-year	3-year	5-year	10-year
Equities	58%	53%	54%	79%
Fixed Income	88%	72%	83%	92%
Multi-Asset	96%	96%	97%	97%
Alternatives	82%	80%	100%	100%
Total	69%	63%	66%	84%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 3% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of June 30, 2024)

Capability	1-year	3-year	5-year	10-year
Equities	70%	76%	83%	87%
Fixed Income	69%	57%	67%	78%
Multi-Asset	96%	96%	95%	95%
Alternatives	6%	85%	42%	100%
Total	74%	77%	83%	88%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending June 30, 2024, 62%, 60%, 57%, and 64% of the 184, 168, 159, and 143 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

Funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2024 Morningstar, Inc. All Rights Reserved.

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SECOND QUARTER 2024 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on August 1, 2024, on a conference call and webcast to be held at 9:00 a.m. ET.

Those wishing to participate should call:

United States	833 470 1428
United Kingdom	0808 189 6484
All other countries	+1 929 526 1599
Conference ID	173664

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of June 30, 2024, Janus Henderson had approximately US$361 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the NYSE.

Investor enquiries:	Media enquiries:
Jim Kurtz	Nicole Mullin
Head of Investor Relations	Director of Corporate Communications, EMEA, LatAm & APAC
+1 303 336 4529	+44 (0)20 7818 2511
jim.kurtz@janushenderson.com	nicole.mullin@janushenderson.com

Or	Candice Sun
Head of Corporate Communications, North America
Investor Relations	+1 303 336 5452
investor.relations@janushenderson.com	candice.sun@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2024	2024	2023
Revenue:
Management fees	472.8	459.4	423.5
Performance fees	7.4	(13.1)	(5.9)
Shareowner servicing fees	58.5	57.2	53.3
Other revenue	49.7	48.2	45.6
Total revenue	588.4	551.7	516.5

Operating expenses:
Employee compensation and benefits	166.3	165.8	147.7
Long-term incentive plans	36.4	50.4	37.6
Distribution expenses	126.6	122.4	114.6
Investment administration	12.8	12.2	11.1
Marketing	9.8	8.0	9.3
General, administrative and occupancy	66.9	68.6	72.2
Depreciation and amortization	5.3	5.1	6.1
Total operating expenses	424.1	432.5	398.6

Operating income	164.3	119.2	117.9

Interest expense	(3.2)	(3.1)	(3.2)
Investment gains, net	6.4	22.5	6.9
Other non-operating income, net	7.6	34.6	7.0
Income before taxes	175.1	173.2	128.6
Income tax provision	(41.6)	(32.6)	(28.2)
Net income	133.5	140.6	100.4
Net income attributable to noncontrolling interests	(3.8)	(10.5)	(10.6)
Net income attributable to JHG	129.7	130.1	89.8
Less: allocation of earnings to participating stock-based awards	(3.2)	(3.0)	(2.7)
Net income attributable to JHG common shareholders	126.5	127.1	87.1

Basic weighted-average shares outstanding (in millions)	155.6	157.5	160.5
Diluted weighted-average shares outstanding (in millions)	155.8	157.7	160.7

Diluted earnings per share (in US$)	0.81	0.81	0.54

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions, except per share data or as noted)	2024	2024	2023
Reconciliation of revenue to adjusted revenue
Revenue	588.4	551.7	516.5
Management fees[1]	(48.2)	(45.5)	(41.8)
Shareowner servicing fees[1]	(47.3)	(45.9)	(43.3)
Other revenue[1]	(34.6)	(33.5)	(29.5)
Adjusted revenue	458.3	426.8	401.9

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	424.1	432.5	398.6
Employee compensation and benefits[2]	(4.7)	(8.5)	(1.5)
Long-term incentive plans[2]	(1.7)	(1.8)	(0.6)
Distribution expenses[1]	(126.6)	(122.4)	(114.6)
General, administration and occupancy[2]	2.6	(1.1)	(1.0)
Depreciation and amortization[3]	(0.1)	(0.1)	(0.5)
Adjusted operating expenses	293.6	298.6	280.4

Adjusted operating income	164.7	128.2	121.5

Operating margin	27.9%	21.6%	22.8%
Adjusted operating margin	35.9%	30.0%	30.2%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	129.7	130.1	89.8
Employee compensation and benefits[2]	1.2	6.0	1.5
Long-term incentive plans[2]	1.7	1.8	0.6
General, administration and occupancy[2]	(2.6)	1.1	1.0
Depreciation and amortization[3]	0.1	0.1	0.5
Investment gains, net[4]	0.8	—	12.5
Other non-operating income (expense), net[4]	3.7	(22.6)	—
Income tax benefit (provision)[5]	0.6	(2.1)	(3.9)
Adjusted net income attributable to JHG	135.2	114.4	102.0
Less: allocation of earnings to participating stock-based awards	(3.4)	(2.6)	(3.1)
Adjusted net income attributable to JHG common shareholders	131.8	111.8	98.9

Weighted-average diluted common shares outstanding – diluted (in millions)	155.8	157.7	160.7
Diluted earnings per share (in US$)	0.81	0.81	0.54
Adjusted diluted earnings per share (in US$)	0.85	0.71	0.62

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue. In addition to the adjustments related to distribution and servicing activities, other revenue for the three months ended June 30, 2024, and March 31, 2024, also includes an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[2]

Adjustments for the three months ended June 30, 2024, include a US$4.7 million insurance reimbursement related to a separately managed account trade error that occurred in 2023, acquisition related expenses, and the acceleration of long-term incentive plan expense related to the departure of certain employees. Adjustments for the three months ended March 31, 2024, and June 30, 2023, primarily relate to redundancy expenses and the acceleration of long-term incentive plan expense related to the departure of certain employees. JHG management believes these costs are not representative of our ongoing operations. Additionally, within the reconciliation of operating expenses to adjusted operating expenses for the three months ended June 30, 2024, and March 31, 2024, employee compensation and benefits also includes an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

Adjustments for the three months ended June 30, 2024, and March 31, 2024, consist primarily of the release of accumulated foreign currency translation adjustments related to JHG liquidated entities. The adjustment for the three months ended June 30, 2023, includes a correction of previously recognized earnings associated with an equity method investment. JHG management believes these costs are not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Jun	31 Dec
(in US$ millions)	2024	2023
Assets:
Cash and cash equivalents	1,013.9	1,152.4
Investments	258.0	334.2
Property, equipment and software, net	39.3	44.2
Intangible assets and goodwill, net	3,711.4	3,721.6
Assets of consolidated variable interest entities	584.1	405.9
Other assets	806.7	838.3
Total assets	6,413.4	6,496.6

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	303.1	304.6
Deferred tax liabilities, net	569.4	570.8
Liabilities of consolidated variable interest entities	9.0	3.2
Other liabilities	710.4	762.5
Redeemable noncontrolling interests	346.7	317.2
Total equity	4,474.8	4,538.3
Total liabilities, redeemable noncontrolling interests and equity	6,413.4	6,496.6

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Jun	31 Mar	30 Jun
(in US$ millions)	2024	2024	2023
Cash provided by (used for):
Operating activities	223.8	(5.0)	171.4
Investing activities	(60.4)	(54.3)	(23.0)
Financing activities	(50.9)	(179.2)	1.9
Effect of exchange rate changes	—	(7.3)	11.8
Net change during period	112.5	(245.8)	162.1

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Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2023, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to the timing and anticipated benefits of pending transactions and expectations regarding acquisition opportunities. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance onforward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings or furnishings made by the Company with the SEC from time to time.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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